UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2009

SUN CAL ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52300	81-0659377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700, 205 – 5th Avenue S.W., Bow Valley Square II, Calgary, Alberta T2P 2V7
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (403) 538-4772

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure Of Directors Or Certain Officers; Election Of Directors; Appointment Of Certain Officers; Compensatory Arrangements Of Certain Officers.

On August 20, 2009, Lewis Dillman resigned as our President and Chief Executive Officer. Our director and Chief Financial Officer, George Drazenovic, will act as President and Chief Executive Officer.

Mr. Drazenovic is a certified financial analyst. He also holds a Master of Business Administration from the University of Notre Dame. Prior to his current position, Mr. Drazenovic was the CFO and a director of Oramed Pharmaceuticals Inc., a company whose common stock is quoted on the OTC Bulletin Board. From August 2001 to January 2005, Mr. Drazenovic was a Corporate Finance and Development Manager at a large utility and energy services company and prior earned his certified general accounting designation while a controller at a diversified real estate and property development firm.

There were no disagreements between Mr. Dillman and our company. George Drazenovic is now our sole director and officer.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN CAL ENERGY, INC.

Per:
/s/ George Drazenovic
George Drazenovic
President, CEO, CFO, Secretary and Director

Dated August 31, 2009